UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2014

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 98-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 480-272-7290

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2014, we entered into an equipment lease agreement with Water Engineering Solutions, LLC to lease alkaline generating electrolysis machinery and equipment for the manufacture of our alkaline water product line. The term of the lease is 60 months.

The total cost for the unit is $190,576. We agreed that there will be a down payment of $38,113.40 plus an origination fee of $1,420.25. In addition, we agreed that the amount due at the signing of the agreement is $39,542.69 with the balance of $123,868.60 at a rate of 8% per annum for the term of the agreement and the residual amount of $28,585.05. For the term of the agreement, we agreed to deliver to Water Engineering Solutions, LLC lease payments in the amount of $2,511.61 per month.

Water Engineering Solutions, LLC is an entity that is controlled and owned by our President, Chief Executive Officer, director and majority stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and director, Richard A. Wright.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Equipment Lease Agreement dated January 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director

January 27, 2014